LEASE AGREEMENT

        THIS LEASE AGREEMENT, made effective and entered into on this 20th day of October, 2004 between ENER1 BATTERY COMPANY, a Florida corporation, having an office at 500 Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309, (hereinafter referred to as “Landlord”) and EnerDel, Inc. a Delaware corporation, having an office at 500 West Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309 (hereinafter referred to as “Tenant”).

WITNESSETH:

FUNDAMENTAL LEASE PROVISIONS

        Certain Fundamental Lease Provisions are presented in this section (the “Fundamental Lease Provisions Section”) and represent the agreement of the parties hereto, subject to further definition and elaboration in the respective referenced sections and elsewhere in this Lease:

(a) Term of Lease:
         [Options? - one for 5 years?]
(b) Lease Commencement Date:
(c) Occupancy Date:
(d) Rent Commencement Date:
(e) Description of Premises:

(f) Gross Rent:

(g) Prepaid Rent:
(h) Security Deposit:
(i) Parking:
(j) Annual Rent Escalations: [Limit to
         actual increases in taxes,
insurance, utilities?]	[Five years]

October 18, 2004
October 18, 2004
October 18, 2004
1761 N.W. 62nd Avenue, Ft. Lauderdale,
Florida 33309,
being 18,661 s.f. of interior building space
therein, less 800 s.f. of space therein
allocated to Ener1, Inc. Fuel Cell
Operations. Premises also do not include
1,500 s.f. of laboratory space in mezzanine
of the building.
$28,000 per month

______________ Spaces
See Section 1.02 See Section 1.02 See Section 6.04 See Section 1.02 See Section 1.01 See Section 2.01 See Section 2.01 See Article 3 See Article 24 See Section 2.02

ARTICLE 1
BASIC LEASE PROVISIONS AND TERM

        1.01 Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the Premises described in Section (e) of the Fundamental Lease Provisions Section and Exhibit (the “Premises”), located at 1761 N.W. 62nd Avenue, Fort Lauderdale, Florida 33309 (the “Building”), as further described in the Legal Description and Drawing in Exhibits A-1 and A-2.

        1.02 Commencement of Rent and Term. The Term of this Lease shall be for the length of term set forth in Section (a) of the Fundamental Lease Provisions Section, commencing on the Lease Commencement Date set forth herein. The Rent shall commence on the date described in Section (d) of the Fundamental Lease Provisions Section. “Lease Year”means each successive twelve (12) month period from the Lease Commencement Date.

ARTICLE 2
RENTAL PAYMENT PROVISIONS

        2.01 Rental Payments. Tenant shall pay the Rent promptly when due without notice or demand therefore and without any abatement, deduction or setoff for any reason whatsoever. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than the payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction and Landlord may accept such payment without prejudice to its right to recover the balance or pursue any other remedy in this Lease or at law. If the Rent Commencement Date occurs on a day other than the first day of the calendar month, the Rent for the partial calendar month, at the commencement of the term of this Lease, shall be prorated for each date at the rate of one-thirtieth (1/30) of the full monthly installment of basic rent.

        Tenant has deposited with Landlord the sums set forth in Section (g) of the Fundamental Lease Provisions Section, as prepaid Rent, the receipt of which is acknowledged by Landlord.

        2.02 Rent Adjustment. The Rent shall be a base rental for the entire term of this Lease. Commencing with the second Lease Year and prior to the commencement of each Lease Year thereafter, the Rent shall be increased to the amounts, if any, indicated in Section (j) of the Fundamental Lease Provisions. Each “Lease Year” shall consist of each period of twelve (12) months subsequent to the Lease Commencement Date.

        2.03 Late Charge Penalty. The Tenant shall be given a grace period of 5 days from the first day of the month to pay Rent. If Rent is received after this date, a late charge penalty shall be due and owing to Landlord in the amount of the greater of $100.00 or 18% per annum of the full amount of Rent due and owing beginning to accrue as of the 1st day of the month in which payment is due extending until the late payment is received.

ARTICLE 3
SECURITY DEPOSIT

        Tenant has deposited with Landlord the sum set forth in Section (h) of the Fundamental Lease Provisions Section, the receipt of which is acknowledged by Landlord as security, for the full and faithful performance and observance by Tenant of the covenants and obligations hereunder (the “Security”) for a period of the term of this Lease Agreement. The Security may be commingled with other Security Deposits or funds of the Landlord. The Security shall be held by Landlord without bearing interest in favor of Tenant and in the event Tenant defaults in the full and prompt payment and performance of any of its covenants hereunder, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any Rent or any other sums which may be due by Tenant hereunder. In the event Landlord shall so use, apply or retain the whole or any part of the Security, Tenant shall, upon demand, immediately deposit with Landlord a sum equal to the amount so used. If Tenant shall fully and faithfully comply with all the covenants hereunder, the Security, or any balance thereof, shall be returned or paid over to Tenant after the date on which this Lease has expired or been terminated, and after delivery to Landlord of possession of the Premises and after all obligations of the Tenant under this Lease have been fully satisfied. It is agreed and understood that the obligations of Tenant to Landlord hereunder which may not have been performed prior to the expiration date hereof shall be continuing obligations owed by Tenant to Landlord and shall accordingly survive the termination of this Lease. Landlord may deliver the Security to any purchaser of Landlord’s interest in the Premises and thereupon Landlord shall be discharged of and from any further liability with respect to the same.

ARTICLE 4
USE

        4.01 Use of Premises. It is agreed and understood that Tenant shall use the Premises for Lithium Battery operations only unless otherwise agreed to in writing by Landlord.

        4.02 Operation of Tenant’s Business. If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit. Tenant shall, at all times, comply with the terms and conditions of each such license or permit. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner which may (a) violate the certificate of occupancy for the Premises; (b) cause or be liable to cause injury to the Premises or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies; (d) impair or tend to impair the character, reputation or appearance of the Premises; (e) impair or tend to impair the proper and economic maintenance, operation, and repair of the Premises and/or its equipment, facilities or systems; (f) cause or violate any provision of Landlord’s fire and extended liability coverage. Landlord shall give notice to Tenant of any non-standard insurance provisions.

ARTICLE 5
SUBORDINATION, NOTICE TO SUPERIOR LANDLORDS AND MORTGAGEES

        5.01 Subordination of Lease. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any mortgage which may now or hereafter affect the Premises. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage (or their respective successors-in-interest) may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefore, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

        5.02 Notice in the Event of Default. If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord, and (b) until forty-five (45) days for remedying such act or omission shall have elapsed following the giving of such notice without any response from the Landlord to such notice.

        5.03 Successor Landlord. If any Superior Landlord or Superior Mortgagee, or their respective successors and/or assigns, shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party (hereinafter referred to as “Successor Landlord”), Tenant shall attorn to and recognize each Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to evidence such attornment.

ARTICLE 6
QUIET ENJOYMENT

        So long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any other person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Mortgages. This covenant shall be construed as a covenant running with the land and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in this Lease and only so long as such interest shall continue. Thereafter, this covenant shall be binding only upon Landlord’s successors in interest, to the extent of their respective interest herein, as and when they shall have acquired the same and for so long as they shall retain such interest.

ARTICLE 7
ASSIGNMENT, SUBLETTING AND MORTGAGING

        7.01 Prohibition. Tenant shall not, whether voluntarily, involuntarily, or by operation of law, or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted, or offer or advertise to do so, (b) sublet the Premises or any part thereof, or offer or advertise to do so, or allow the same to be used or occupied by anyone other than Tenant, or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever; provided, however, that portions of the Leased Premises may be sublet only upon the express prior written approval of the Landlord, which shall not be unreasonably withheld or delayed. Any violation of the provisions hereinabove set forth shall constitute a default in this Lease and, thereupon, Landlord shall have the option to cancel the same and proceed in accordance with the provisions set forth herein.

        7.02 Rights of Landlord. If this Lease is assigned, whether or not in violation of the provisions herein, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section or the acceptance of the assignee, subtenant or occupancy as a tenant, or a release of Tenant from the performance of its obligations hereunder. In the event of the assignment, mortgaging, subletting, or use or occupancy by others (whether or not in violation of this Lease) the same shall not in any way be considered to relieve Tenant from acting in accordance with the terms and prohibitions set forth in Section 7.01. Reference in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely. Tenant covenants that, notwithstanding any assignment or transfer, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, it shall remain fully liable for the payment of the Rent and for the other obligations of this Lease to be performed or observed by Tenant.

        7.03 Permissible Transfers. The provisions of Section 7.01 (a) shall apply to a transfer of a majority of the stock of Tenant as if such transfer were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred, or to any corporation which controls or which is controlled by Tenant, or is under common control of Tenant as long as the new entity has substantially the same or greater net worth as Tenant. Tenant shall remain liable for the obligation of this Lease during the term of this Lease including Option Periods.

        7.04 Assignment Request. In the event Tenant desires to assign or sublease this Lease or any part thereof, Tenant shall submit to Landlord a written request for Landlord’s consent to such assignment or subletting. The request shall be accompanied by the name and address of the proposed assignee or subtenant and a copy of the fully executed assignment, conditioned only upon the approval of Landlord, together with the proposed assignee’s proposed use of the Premises, current and detailed financial information and affidavit on the proposed assignee or subtenant and such other independent information as Landlord may reasonably request. Based upon such information obtained by Landlord, Landlord may, in its sole discretion, grant Tenant right to assign or sublet this Lease, withhold from Tenant the right to assign or sublet this Lease or seek additional information with respect to the proposed assignee or subtenant.

        If Landlord grants its consent, it shall have the right to require Tenant to pay Landlord a sum of money equal to any rent or other consideration paid to Tenant by such assignee/subtenant in excess of any rent which is then being paid or which, under the terms of this Lease, is to be paid by Tenant to Landlord plus any other profit or gain realized by Tenant upon such assignment. All sums payable by Tenant under this paragraph shall be paid to Landlord immediately upon receipt thereof by Tenant.

ARTICLE 8
INSURANCE

        8.01 Landlord's Insurance. At all times during the Term, Landlord shall procure and keep in full force and effect the following insurance:

        (a)     All-risk Property Insurance insuring (i) the Building, (ii) all improvements located therein (excluding Tenant’s Property as defined in Section 10.02 (a), below), (iii) Landlord’s equipment located in the Building, and (iv) common area furnishings, all in such amounts and with such deductibles as Landlord considers appropriate;

        (b)     Commercial General Liability Insurance insuring its interest in the Property; and

        (c)     Such other insurance as Landlord reasonably determines from time to time.

        8.02 Tenant's Insurance. Tenant shall, at its sole cost and expense, keep in full force and effect the following insurance:

        (a)     All-Risk property insurance on “Tenant’s Property” for the full replacement value. Such policy shall contain an agreed amount endorsement in lieu of a co-insurance clause. “Tenant’s Property” is herein defined to be personal property of Tenant and any improvements made by or for Tenant located in or on the Premises;

        (b)     Commercial general liability insurance insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Tenant pursuant to the Lease. Such insurance shall be in the amount of at least $2,000,000 per occurrence. Such policy shall name Landlord, Landlord’s wholly owned subsidiaries and agents and any mortgagees of Landlord as additional insureds;

        (c)     Workers’ Compensation insurance as required by state law; and

        (d)     Any other form or forms of insurance or increased amounts of insurance as Landlord or any mortgagees of Landlord may reasonably require from time to time.

        All such policies shall be written in a form and with an insurance company satisfactory to Landlord and any mortgagees of Landlord, and shall provide that Landlord, and any mortgagees of Landlord, receive not less than thirty (30) days’ prior written notice of any cancellation. Prior to or at the time that Tenant takes possession of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant.

        8.03 Forms of Policies. All policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after thirty (30) days’ prior written notice to Landlord. All commercial general liability and all-risk property policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

        8.04 Waiver of Subrogation. Notwithstanding that any loss or damage may be due to or result from the negligence of either of the parties hereto, Landlord and Tenant, for themselves and their respective insurers, each waive any and all rights to recover against the other, against any subsidiary or joint venture partner of such other party; against any other tenant or occupant of the Premises, or against the officers, directors, shareholders, partners, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the Premises, for any loss or damage to the property of such waiving party arising from any cause.

        8.05 Adequacy of Coverage. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 8 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense. In the event of a loss sustained by a party which would have been covered by the insurance required to be maintained by said party under the terms of this Lease, then, for purposes of this Article 8, such party shall be deemed to have been fully insured with respect to the same and to have recovered the entire amount of its loss.

        8.06 Certain Insurance Risks. Tenant shall not do or permit to be done any act or thing upon the Premises which would (a) jeopardize or be in conflict with fire insurance policies covering the Premises or fixtures and property in the Premises; (b) increase the rate of fire insurance applicable to the Premises to an amount higher than it otherwise would be for general office use of the Premises; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

ARTICLE 9
ALTERATIONS

        9.01 Procedural Requirements. Tenant may, from time to time, at its expense, make such alterations, decorations, additions, or improvements (including but not limited to initial leasehold improvements to the Premises) (hereinafter collectively referred to as “Alterations”) in and to the Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Premises, provided, however, that written consent of the Landlord has been first obtained. Landlord’s consent shall not be unreasonably withheld, provided, however, that: (a) the outside of the Premises shall not be affected; (b) the Alterations are non-structural and the strength of the Premises shall not be affected; (c) the Alterations are to the interior of the Premises and no part of the outside of the Premises shall be affected; (d) the proper functioning of the structural, mechanical, electrical, sanitary and other service systems of the Premises shall not be adversely affected and the usage of such systems by Tenant shall not be increased; (e) the Alterations are accomplished in a workmanlike manner and equal to or greater than the quality of materials used in the building and other tenants; and (f) Tenant obtains all necessary governmental approvals or permits prior to commencing the alterations.

        Prior to the commencement of any alterations which exceed $5,000.00 in total cost of work performed or any alterations which would involve mechanical, electrical, sanitary or other service systems of the Premises, Tenant shall submit to Landlord for Landlord’s approval the following:

        (a)     List of Tenant’s contractors and/or subcontractors, each of which shall be approved by Landlord, which approval shall not be unreasonably withheld.

        (b)     Four complete sets of plans and specifications certified by a registered architect or professional engineer. The scale on said plans shall be no smaller than one eighth (1/8) inch equaling one foot.

        (c)     Adequate proof that Tenant has obtained all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Work.

        (d)     Executed copy or copies substantiating the following insurance coverage requirements which shall be provided and maintained by Tenant (such policy shall name Landlord, Landlord’s wholly owned subsidiaries and agents and any mortgagees of Landlord as additional insureds) at its own expense, until completion of Tenant’s Work.

        (e)     Worker’s compensation insurance in accordance with the laws of the State of Florida.

        (f)     Commercial General Liability insurance, including coverage for protective and contractual liability, for not less than the following limits:

(i)	Bodily injury: $1,000,000.00 per person
$1,000,000.00 per occurrence
(ii)	Property damage: $1,000,000.00 per occurrence
$1,000,000.00 aggregate

        (g)     Commercial Automobile Liability insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with Tenant’s Work) for not less than the following limits:

(i)	Bodily injury: $1,000,000.00 per person
$1,000,000.00 per occurrence
(ii)	Property damage: $1,000,000.00 per occurrence

        (h)     An Umbrella Liability Insurance Policy with a minimum single limit of $1,000,000 in excess of the Employers’ Liability, Comprehensive General Liability and Comprehensive Automobile Liability insurance policies required herein.

        (i)     Builder’s Risk — All Risk, Builder’s Risk insurance on the completed value (non-reporting full coverage) form.

        (j)     Such other insurance coverage as may be reasonably requested by Landlord including insurance against fire, hazard and other peril against interior improvements and fixtures in the Premises, provided in no event shall any such other insurance require any co-insurance or waiver of subrogation provisions.

        Tenant shall obtain and deliver to Landlord (if so requested) either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in Florida), each in an amount equal to one hundred twenty-five percent (125%) of estimate of the cost of the Alterations and in form reasonably satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord.

        9.02`Performance of Alterations. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for the final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and in compliance with all applicable law and requirements of public authorities and insurance bodies. The Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Premises or (b) the then standards for the Premises established by Landlord. Alterations shall be performed in such manner as to not unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Premises; and if any such expense is incurred by Landlord, Tenant shall pay the same upon substantiation and demand. Tenant shall accomplish any alterations so as to not disturb other tenants in the building even if same means that Tenant contractors must work overtime at its expense. Landlord may establish reasonable procedures for Tenant to follow including time permitted for construction and method of construction.

        9.03`Lien Prohibition. Tenant, at its expense, and with due diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or material done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority to create any liens for labor or materials on or against the Premises. Tenant shall defend, indemnify, and save Landlord harmless from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations or any other work, labor, services, or materials done for or supplied to Tenant, or any person claiming any materials, fixtures or articles installed in and constituting a part of the Premises and against all costs, expenses, and liabilities (including reasonable attorneys’ fees to and through any appellate proceedings) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction, bond or discharge of record of all such liens and encumbrances within fifteen (15) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord for all costs and expenses incurred in connection therewith, which expenses shall include reasonable attorneys’ fees (to and through any appellate proceedings) and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises. Landlord has recorded a prohibition against the filing of mechanic liens by Tenant’s contractors, subcontractors, architects or materialmen.

ARTICLE 10
LANDLORD’S AND TENANT’S PROPERTY

        10.01 Landlord’s Property. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, are the property of the Landlord (the “Landlord’s Property”) and shall not be removed by Tenant except as set forth herein. Further, any personal property in the Premises on the Lease Commencement Date, unless paid for by Tenant without reimbursement by Landlord, shall be and shall remain the property of the Landlord and shall not be removed by Tenant. All carpeting contained within the Premises during the term of this Lease shall be and remain the property of Landlord and shall not be removed or replaced without the prior written consent and approval by Landlord.

        10.02 Tenant’s Property. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Premises or expenses to Landlord, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises shall be and shall remain the property of the Tenant (the “Tenant’s Property”) and may be removed by Tenant at any time during the term of this Lease. In the event Tenant’s Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Premises resulting directly or indirectly from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord and shall not be considered Tenant’s Property, but shall be deemed the property of Landlord. Tenant shall pay Landlord the reasonable cost of Landlord to supervise the removal of the property from the Premises. Tenant shall give Landlord ten (10) days notice of date and time of any proposed removal of more than one third of the existing personal property or fixtures from the Premises.

        10.03 Removal of Tenant’s Property. At or before the expiration date of this Lease, or the date of any earlier termination hereof, or within fifteen (15) days after such an earlier termination date, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property (except such items thereof as Tenant desires to leave and Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property. Any other items of Tenant’s Property which shall remain in the Premises after the expiration date of this Lease, or after a period of Fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense.

ARTICLE 11
REPAIRS AND MAINTENANCE

        11.01 Tenant Repairs and Maintenance. Tenant shall keep, repair and maintain and not misuse the Premises so that they may be returned to the Landlord in as good order and condition as when delivered to Tenant, excepting ordinary wear and tear, structural repairs and replacement, damage by fire, vandalism, the elements and any other insurable casualty, and damage due to or occasioned by the negligence or acts of Landlord and/or other tenants in the Building. Notwithstanding anything contained in the Lease to the contrary, Tenant will not be required to pay for any repairs to the Premises or the Building to the extent Landlord is reimbursed therefore by insurance proceeds. Except as otherwise provided in the Lease, during the term hereof Tenant shall keep the Premises and every part thereof in good repair and condition at its sole cost and expense. At the expiration of the term (or the earlier termination of the Lease), Tenant shall surrender the Premises in substantially the same condition and repair as existed at the time Tenant took possession, reasonable wear and tear and damage by fire or other insurable casualty excepted.

        11.02 Landlord Repairs and Maintenance. In addition to any other obligations contained herein, Landlord shall maintain, repair and replace as necessary the plumbing, heating, ventilating and air conditioning equipment, lighting and other electrical and mechanical equipment, sprinkler system, elevators and glass (unless broken or damaged due to the negligence or acts of Tenant) within the Property, and make all other repairs or replacements to the Property which Tenant is not hereby required to make. Landlord shall maintain (including painting as necessary), repair and replace as necessary the exterior of the Building, including the roof, exterior walls, drains, eaves troughs, downspouts and gutters and shall provide lateral support and make all structural repairs to the Building. Landlord shall maintain, repair and replace as necessary the sewers, utility lines, driveways, sidewalks, Parking Areas, lighting, landscaping and fencing located on the Land and serving the Building. Landlord shall also maintain, repair and replace as necessary the exterior lighting in order to provide a minimum of .3 footcandle of illumination on a horizontal plane in the entire parking area(s) and a minimum of 1 footcandle of illumination on a horizontal plane at all customer and employee entrances, doors and, if applicable, at the night depository.

        11.03 Landlord’s Obligation to Provide Services. Landlord shall furnish at its expense electric current and gas service and other power for all purposes required by the Tenant; water; elevator service during ordinary business hours, and at least one (1) elevator providing service twenty-four (24) hours per day seven (7) days per week; sufficient heat and air conditioning necessary to make the Premises comfortable for occupancy.

        11.04 Landlord’s Failure to Provide Services:

        (a)        In the event Landlord, through its own negligence or willful misconduct (or that of its employees or agents), fails to provide any of these services required above and such failure results in an interruption of Tenant’s business and/or use of all or part of the Premises, then Landlord shall be liable to Tenant for losses or damage incurred by Tenant because of such interruption and, in addition, Tenant shall have the following remedies (which are cumulative and not mutually exclusive):

(i) Rent shall abate for the period(s) of such interruption(s);

(ii) In the event the Landlord fails to make any repairs or replacements which it is required to make hereunder within a reasonable time specified in a written notice by Tenant, then in that event Tenant may make such repairs or replacements and deduct the cost and expense thereof from the rent reserved hereunder, or Tenant may, at its option, cancel the Lease. If by reason of emergency, repairs or replacements become necessary which by the terms hereof are the responsibility of Landlord, Tenant may make such repairs or replacements which in the opinion of Tenant are necessary for the preservation of the Premises or of the Tenant’s property, and Landlord shall at the option of Tenant either reimburse Tenant or Tenant may deduct the cost and expense thereof from the rent reserved hereunder. Provided, however, that in such event Tenant agrees to make reasonable effort to inform Landlord before proceeding with such repairs or replacements.

ARTICLE 12
HEAT, VENTILATION, AIR CONDITIONING, AND ELECTRICAL ENERGY

        12.01 Air Conditioning and Heating Provided by Tenant. Except as otherwise provided herein, Landlord, at its expense, shall maintain and operate the heating, ventilating and air conditioning systems serving the Premises.

        12.02 Use of Electrical Energy by Tenant. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effects upon the Premises’ electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect appliances or equipment to the Premises electric distribution system, or make any alteration or addition to the electric system of the Premises existing on the Lease Commencement Date. Tenant’s electrical usage under this Lease contemplates only the use of normal and customary office equipment including office computers. In the event Tenant installs any equipment which uses substantial additional amounts of electricity, then Tenant agrees that Landlord’s prior written consent is required before the installation of such additional equipment and Landlord shall have the right to charge the Tenant an additional cost for said usage.

ARTICLE 13
OTHER SERVICES

        13.01 Janitorial Standards. Tenant shall cause the Premises, including the exterior and interior of the windows thereof, to be cleaned in a manner standard to the Building. Landlord shall not be required to clean any portions of the Premises used for the preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets. Tenant shall pay to Landlord on demand the cost incurred by Landlord for (a) cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or subtenants or its or their employees or visitors, (ii) the use of portions of Premises for special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces and (iv) non-building standard materials or finishes installed by Tenant or at its request and (b) removal from the Premises of any refuse and rubbish of Tenant.

        13.02 Involuntary Cessation of Services. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligation hereunder, to stop any services required by Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of inability or delay in securing proper supplies of fuel, steam, water, electricity, labor, or supplies, or by reason of any other cause beyond Landlord’s reasonable control. Involuntary cessation of services as described herein shall not be considered constructive eviction nor shall there be any abatement of rent.

ARTICLE 14
ACCESS AND NAME

        14.01 Landlord’s Right of Access. Landlord and its agents shall have the right to enter and/or pass through the Premises upon reasonable notice during normal hours (a) to examine the Premises and to show them to actual and prospective Superior Landlords, Superior Mortgagees, or prospective purchasers, mortgagees or lessees of the Premises and (b) to make such repairs, alterations, additions and improvements in or to the Premises or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed, in the exercise of reasonable care on its part, to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s covenants and obligations hereunder. During the period of six (6) months prior to the expiration date of this Lease, Landlord and its agents may exhibit the Premises to prospective tenants unless the Term of Tenant’s Lease has been extended.

        14.02Landlord’s Right to Repair and Maintain. If at any time any windows of the Premises are temporarily darkened or obstructed by reasons of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Landlord reserves the right, at any time, without incurring any liability to Tenant therefore, and without affecting or reducing any of Tenant’s covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building as Landlord shall deem necessary or desirable.

        14.03 Signs.Tenant is not permitted to erect any signs in or around the Premises without written approval of Landlord.

ARTICLE 15
NON-LIABILITY AND INDEMNIFICATION

        15.01 Non-Liability. Neither Landlord nor any partner, director, officer, agent, servant, or employee of Landlord, any Superior Landlord or any Superior Mortgagee, shall be liable to Tenant for any loss, injury, or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, relating to the operation or maintenance of the Premises or the Building except for gross negligence or willful misconduct of Landlord. Further, neither Landlord, any Superior Landlord or any Superior Mortgagee, nor any partner, director, officer, agent, servant, or employee of Landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (b) for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant as a result of the damage referred to in 15.01 (a).

        15.02 Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling any of its obligations under this Lease by Reasons of act of God, war, strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or labor or materials, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reasons of any requirement, act or omission of any public utility or others serving the Premises beyond Landlord’s reasonable control. Tenant shall not hold Landlord liable, excluding gross negligence of Landlord, for any latent defect in the Premises.

ARTICLE 16
DAMAGE OR DESTRUCTION

        16.01 Notification. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Premises’ sanitary, electrical, heating, ventilating, air conditioning or other systems located in or passing through the Premises or any part thereof.

        16.02 Repair Provisions. In the event of loss of, or damage to, the Premises by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

        (a)     If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice, shall proceed promptly and with reasonable diligence, subject to Force Majeure and a reasonable time for adjustment of insurance losses, to repair, or cause to be repaired, such damage in a manner designed to minimize interference with Tenant’s occupancy (but with no obligation to employ labor at overtime or other premium pay rates). If the Premises or any part thereof shall be rendered untenantable by reason of such damage, Rent Charges shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Premises rendered tenantable. If, however, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any Person or Persons claiming through or under Tenant, then the amount by which the Rent and Charges shall abate shall be equitably apportioned for the period from the date of any such use.

        (b)     If, as a result of fire or other casualty more that one-half (½) of the Premises are rendered untenantable, Landlord within 60 days from the date of such fire or casualty may terminate this Lease by notice to Tenant, specifying a date, not less than 20 nor more than 40 days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date herein originally fixed for the expiration of the Term. If the Premises are damaged as a result of fire or other casualty and if the damage to the Premises (but not including Tenant’s Installations or Alterations) is so extensive that such damage cannot be substantially repaired within 180 days from the date of the fire or other casualty (except for Force Majeure), either Landlord or Tenant within 30 days from the date of such fire or other casualty may terminate this Lease by notice to the other, specifying a date, not less than 20 nor more than 40 days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date originally fixed for the expiration of the Term. If either Landlord or Tenant terminates this Lease, the Rent shall be apportioned as of the date of such fire or other casualty. If neither Landlord nor Tenant so elects to terminate this Lease, then Landlord shall proceed to repair the damage to the Premises (but not Tenant’s Installations or Alterations), if any shall have occurred, and the Rent shall meanwhile be apportioned and abated all as provided in subsection (a). If, however, such damage is not repaired and the Premises restored to reasonably the same condition as they were prior to such damage within 270 days from the date of such damage (such 270 day period to be extended by the period of any Force Majeure plus a reasonable time for adjustment of insurance losses), Tenant, within 30 days from the expiration of such 270 day period (as the same may be extended), may terminate this Lease by notice to Landlord, specifying a date not more than 60 days after the giving of such notice on which the Term shall expire as fully and completely as if such date were the date herein originally fixed for the expiration of the Term.

        (c)     If the Premises shall be rendered untenantable to the extent of fifty (50%) percent or more by fire or other casualty during the last six months of the Term, Landlord or Tenant may terminate this Lease upon notice to the other party given within 90 days after such fire or other casualty specifying a date, not less than 20 days nor more than 40 days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date originally fixed for the expiration of the Term. If either Landlord or Tenant terminates this Lease pursuant to this subsection, the Rent shall be apportioned as of the date of such fire or casualty.

        (d)     Landlord shall not be required to repair or replace any of Tenant’s Installations or Alterations or any other personal property of Tenant and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises, but the foregoing shall not be deemed to relieve Landlord of liability for the gross act or omission or willful misconduct of Landlord its agents, etc., or its breach of any covenant of this Lease.

        (e)     The provisions of this Section shall be considered an express agreement governing any instance of damage or destruction of the Building or the Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.

        (f)     Notwithstanding any other provision of this Lease, Landlord shall not be liable or responsible for, and Tenant hereby releases Landlord and its partners, officers, directors, agents and employees from, any and all liability or responsibility to Tenant or any Person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to Tenant’s property covered by a valid and collectible fire insurance policy with extended coverage endorsement. Tenant shall require its insurer(s) to include in all of Tenant’s insurance policies which could give rise to a right of subrogation against Landlord a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Landlord, and Tenant shall pay any additional premium required therefore.

        (g)     Notwithstanding any other provision of this Lease, Tenant shall not be liable or responsible for, and Landlord hereby releases Tenant and its partners, officers, directors, agents and employees from, any and all liability or responsibility to Landlord or any Person claiming by, through or under Landlord, by way of subrogation or otherwise, for any injury, loss or damage to Landlord’s property covered by a valid and collectible fire insurance policy with extended coverage endorsement. Landlord shall require its insurer(s) to include in all of Landlord’s insurance policies which could give rise to a right of subrogation against Tenant a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Tenant, and Landlord shall pay any additional premium required therefore.

        (h)     The proceeds payable under all fire and other hazard insurance policies maintained by Landlord on the Building shall belong to and be the property of Landlord and Tenant shall not have any interest in such proceeds. Tenant agrees to look to its own fire and hazard insurance policies in the event of damage to Tenant’s Installations or Alterations or its personal property.

ARTICLE 17
EMINENT DOMAIN

        If the whole or a substantial part of the Premises shall be taken or condemned or is under threat of being taken by any governmental authority for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date when title vests in such governmental authority, and Tenant shall have no claim against Landlord or the condemning authority for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired term of the Lease. Tenant may make a separate claim against the condemning authority for a separate award for the value of any unexpired term of the Lease, Tenant’s tangible personal property and trade fixtures and for consequential damages as may be allowed by law, provided the same shall be abated on the date when such title vests in such governmental authority. If less than a substantial part of the Premises is taken, or condemned or is under threat of being taken by any governmental authority for any public or quasi-public use or purpose, monthly rent shall be equitably adjusted on the date when title vests in such governmental authority, and the Lease shall otherwise continue in full force and effect. For purposes of this Article, a substantial part of the Premises shall be considered to have been taken if more than twenty-five percent (25%) of the Premises are unusable by Tenant. Landlord may elect to terminate this Lease (whether or not the Premises shall have been condemned), if Landlord elects to demolish the remainder of the Building.

ARTICLE 18
SURRENDER

        On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of the Tenant’s Property therefrom except as otherwise expressly provided in this Lease. If Tenant remains in possession after the expiration date hereof (a) Tenant shall be deemed a tenant at sufferance, (b) Tenant shall pay two hundred percent (200%) of the Rent last prevailing hereunder, and (c) there shall be no renewal or extension of this Lease by operation of law.

ARTICLE 19
CONDITIONS OF LIMITATION

        19.01 Bankruptcy of Tenant.

        (a) Event of Bankruptcy. For purposes of this Lease, each of the following shall be deemed an “Event of Bankruptcy”:

(i) if Tenant becomes insolvent, as defined in the Bankruptcy Code, or under the Insolvency Laws;

(ii) the commencement of any action or proceeding for the dissolution or liquidation of Tenant or for the appointment of a receiver or trustee of the property of Tenant, whether instituted by or against Tenant, if not bonded or discharged within sixty (60) days of the date of the commencement of such proceeding or action;

(iii) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws;

(iv) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency laws, which is not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor; and

(v) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or to a common law composition of creditors.

        (b)     The occurrence of any of the events described in subparagraph (a) (i) through (v) above, with respect to any guarantor of the Tenant’s obligations under this Lease.

        As used herein, (i) “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. Section 101 et. seq. as amended or any successor statute and (ii) Insolvency Laws means the insolvency laws of any state or territory of the United States.

        19.02 Default Provisions.

19.02.1 Each of the following events shall be deemed to be, and is referred to in this Lease as, an “Event of Default”:

(a) A default by Tenant in the due and punctual payment of any Rent which continues for more than ten (10) days after written notice from Landlord to Tenant; or

(b) The neglect or failure of Tenant to perform or observe any of the terms, covenants or conditions contained in this Lease on Tenant’s part to be performed or observed other than those referred to in paragraph 19.02.1(a) above which is not remedied by Tenant within 30 days after Landlord shall have given to Tenant written notice specifying such neglect or failure, provided that such thirty (30) day period shall be extended for the time period reasonably necessary to diligently cure such neglect or failure if such cure cannot reasonably be accomplished during such thirty (30) day period and Tenant has commenced to cure the default; or

(c) The assignment, transfer, mortgaging or encumbering of this Lease or the subletting of the Premises in a manner not permitted by Article 7; or

(d) The vacating or abandonment of the Premises by Tenant without the continued payment of Rent hereunder; or

(e) An Event of Bankruptcy.

19.02.2 Upon the occurrence of an Event of Default, pursuant to subsection 19.02.1, Landlord shall have the right, at its election, then or at any time thereafter, either:

(i) To give Tenant written notice that this Lease will terminate on a date to be specified in such notice, which date shall not be less than three (3) days after such notice, and on the date specified in such notice Tenant’s right to possession of the Premises shall cease and this Lease shall thereupon be terminated, but Tenant shall remain liable for all Rent for any period prior to the effective date of termination; or

(ii) In accordance with applicable law, without demand or notice, at Landlord’s election, (a) to accelerate and declare immediately due and payable all rents and other charges to be paid by Tenant hereunder, to the end of the term of the Lease and to collect such rentals and charges immediately by distress proceeding or otherwise, or (b) as authorized by law, to re-enter and take possession of the Premises, or any part thereof, and repossess the same and dispossess the Tenant and those claiming through or under Tenant and remove the effects of both or either, by summary proceedings, or by action at law or in equity or otherwise, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant.

        If Landlord elects to re-enter under paragraph 19.02.2(ii), Landlord may at any time thereafter, terminate this Lease, or, from time to time, without terminating this Lease, may re-let the Premises, or any part thereof, as agent for Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Premises.

        No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant.

ARTICLE 20
DAMAGES

        20.01 Tenant Liability. In an Event of Default, if Landlord accelerates the rent and other charges, then Tenant shall immediately pay to Landlord in one lump the present worth of all Rent for the balance of the Term of this Lease. For purposes of this Section 20.01, “present worth” shall be computed by discounting such amount to present worth at a discount rate equal to ten percent (10%) per annum.

        In an Event of Default if Landlord retakes possession of the Premises for the account of the Tenant, then Tenant shall be responsible for any unpaid rent or other charges through the date of repossession, together with all rent or other charges as the same becomes due under the Lease and any all reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, combining the same with any adjacent space for any new tenants, putting the same in proper repair, re-letting the same (including any and all reasonable attorneys’ fees and disbursements and reasonable brokerage fees incurred in so doing), and any and all expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease), less the net proceeds of any re-letting, to the extent that the proceeds are less than or equal to the amount due above. Tenant agrees to pay to Landlord such sum during the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court may adjudge reasonable as attorneys’ fees with respect to any successful law suit or action instituted by Landlord to enforce the provisions of this Lease. Landlord shall have the right, at its sole option, to re-let the whole or any part of the Leased Premises for the whole of the unexpired Term, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as Landlord, in its sole and absolute discretion, may deem advisable. Tenant’s liability as aforesaid shall survive the institution of summary proceedings to recover possession of the premises.

        20.02 Rights of Landlord. At its election from time to time, Landlord may bring suit or suits for the recovery of such damages, or any installments thereof, or acceleration of all Rent due during the remaining Lease Term, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired nor limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

        Landlord is hereby granted a valid security interest to secure payment of all Rent becoming due hereunder and to secure payment of any loss or damage due to any default by Tenant hereunder and to secure payment of any loss or damage due to any default by Tenant hereunder upon all of Tenant’s Property and any other personal property of Tenant which may now or hereafter be installed or placed in the Premises.

ARTICLE 21
PARKING

        Landlord grants to Tenant the right to use that number of parking spaces set forth in Section (i) of the Fundamental Provisions Section (the “Parking Spaces”) based upon a first come first serve basis with no separated tenant designation of parking spaces. During the initial term of the Lease and any renewal thereof, Tenant shall not be obligated to pay to Landlord any cost for the use of parking spaces.

ARTICLE 22
ESTOPPEL CERTIFICATES

        At any time and from time to time but within ten (10) days after prior written request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate in the form attached hereto as Exhibit B certifying as to the matters set forth therein. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Premises. Tenant’s failure to deliver such a certificate within such time shall be conclusive evidence of the matters set forth in it.

ARTICLE 23
HAZARDOUS MATERIALS

        (a)     For purposes of the Lease, “hazardous materials” means any explosives, radioactive materials, petroleum products, hazardous wastes, or hazardous substances, including without limitation substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, “hazardous materials laws”)

        (b)     Except in accordance with applicable law, Tenant shall not: (i) cause or permit the storage, use, generation or disposition of any hazardous materials in, on or about the Premises or the Property by Tenant, its agents, employees, contractors or invitees; (or) permit the Premises to be used or operated in a manner that may cause the Premises or the Property to be contaminated by any hazardous materials in violation of any hazardous materials laws or result in the diminution of the value of the Building or Property or degradation of structural materials of the Premises. Tenant shall immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Landlord’s prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises

        (c)     Tenant shall be solely responsible for and will defend, indemnify and hold landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s breach of its obligations in this Article 23. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Premises to their condition existing prior to the default. Tenant’s obligations under this Article 23 will survive the expiration or other termination of this Lease.

ARTICLE 24
INDEMNIFICATION, WAIVER AND RELEASE

        24.01 Tenant’s Indemnification. Except for any injury to persons or damage to property on the Premises that is proximately caused by or results proximately from the negligence or deliberate act of Landlord, its employees or agents, and subject to the provisions of Article 8.04 herein, Tenant shall indemnify and hold Landlord, Landlord’s wholly owned subsidiaries and the employees and agents of Landlord and Landlord’s wholly owned subsidiaries, (hereinafter collectively referred to as the “Indemnified Parties” and individually as an “Indemnified Party”), their employees and agents harmless from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with or arising from:

        (a)     the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

        (b)     any activity, work, or thing done or permitted by Tenant in or about the Premises, the Building, or the Property;

        (c)     any breach by Tenant or its employees, agents, contractors, or invitees of this Lease;

        (d)     any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant; and

        (e)     any alleged violation by Tenant of any statutes, laws, rules, regulations, including, without limitation, the ADA.

        If any action or proceeding is brought against an Indemnified Party by reason of any such claim for which Tenant has indemnified the Indemnified Parties, Tenant, upon written notice from such Indemnified Party, shall defend the same at Tenant’s expense, with counsel reasonably satisfactory to Landlord.

        24.02 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Article 24.02 waives and releases all claims against Landlord, Landlord’s wholly owned subsidiaries, and their employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

ARTICLE 25
MISCELLANEOUS

        25.01 Merger.Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease. All prior understandings and agreements between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

        25.02 Notice.Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by registered or certified mail, return receipt requested, posted in a United States post office station or an established national courier service addressed to the other party at the address hereinbelow set forth (unless either party shall give written notice to the contrary), and shall be deemed to have been given, rendered or made on the day so mailed.

Notice to Landlord	Notice to Tenant
Ener1 Battery Company	EnerDel,Inc.
500 W. Cypress Creek Road, Ste. 100	500 W. Cypress Creek Road, Ste. 100
Fort Lauderdale, FL 33309	Fort Lauderdale, FL 33309

        25.03 Non-Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease, which shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

        25.04 Parties Bound. The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder subject to the rights of Tenant herein contained.

        25.05 Limitations against Landlord. Tenant shall look only to Landlord’s estate in the Premises, or the proceeds thereof, for the satisfaction of Tenant’s remedies for the collection of a judgment (of other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

        25.06 Definition of Parties. The term “Tenant” shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this Lease. The term “Landlord” shall mean only the owner at the time in question of the Premises or a lease of the Building, so that in the event of any transfer or transfers of title to the Premises or of Landlord’s interest in a lease of the Premises, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s interest in this Lease.

        25.07 Survival of Obligations. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for any payment hereunder which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this lease.

        25.08 General Terms. This Lease shall be governed by and construed in accordance with the laws of the State of Florida. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant, agreement, obligation or other provision of this Lease not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

        25.09 Arbitration. In any case in which it is provided by the terms of this Lease that any matter shall be determined by arbitration, then such arbitration shall be in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association by one arbitrator in Fort Lauderdale, Florida, and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. All direct and reasonable costs of the arbitrator, witnesses and attorney fees are to be paid in accordance with Section 25.12 below.

        25.10 Attorneys’Fees. In the case of either arbitration or litigation, the prevailing party shall be reimbursed the full and reasonable costs of arbitration or litigation, including attorneys’ fees through the Appellate Level. If, however, the prevailing party does not receive a Judgment for the entire amount of damages requested in the original pleading or petition, then attorneys’ fees shall only be awarded in accordance with a decision of the arbitrator or judge as the case may be.

        25.11 Authority.If Tenant is a corporation or partnership, the person executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and validly existing; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and is binding upon and enforceable against Tenant in accordance with its terms.

        25.12 Radon Gas.Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

        25.13 Executive Order. Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

        25.14 Telephone/Telecommunications. Tenant acknowledges and agrees that all telephone and telecommunications services, facilities and equipment (“Facilities”) desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all Facilities shall be and remain solely in the Tenant’s Premises and the telephone closet(s) on the floor(s) on which the Tenant’s Premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of the Facilities, including wiring or for any wiring or other infrastructure to which the Facilities may be connected.

        Tenant agrees that, to the extent any such Facilities are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute “Facilities”. Landlord shall have the right, upon reasonable prior written notice to Tenant (except that no notice shall be required in the event of an emergency) to interrupt or turn off the Facilities in the event of emergency or as necessary in connection with repairs to the Premises. Any and all Facilities installed in the Premises by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Term by Tenant at its sole cost or, at Landlord’s election, by Landlord at Tenant’s sole cost. Landlord shall have the right, upon prior written notice, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all Facilities, or selected components thereof, whether located in or about the Premises. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Premises, no such provider shall be permitted to install its lines or other equipment within the Premises without first securing the prior written approval of the Landlord, which approval shall not be unreasonably withheld or delayed. Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider.

        Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Premises without Landlord’s prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Premises in a manner similar to the arrangements described in the immediately preceding paragraphs.

[This space intentionally blank. Signature page to follow.]

        THIS AGREEMENT shall not be effective until it is executed by both parties.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease.

Signed, sealed and delivered in the presence of:
(CORPORATE SEAL)

__________________________________
         (Signature)

__________________________________
         (Printed Name)

__________________________________
         (Signature)

__________________________________
         (Printed Name)

Signed, sealed and delivered in the presence of:
(CORPORATE SEAL)

__________________________________
         (Signature)

__________________________________
         (Printed Name)

__________________________________
         (Signature)

__________________________________
(Printed Name)	ENER1 BATTERY COMPANY

By: __________________________________

Name: Ronald N. Stewart

Its: Executive Vice President

Date: __________________________________

EnerDel, Inc., a Delaware corporation

By: __________________________________

Name: Kevin P. Fitzgerald

Its: Chief Executive Officer

Date: __________________________________

EXHIBIT A-1

LEGAL DESCRIPTION

The West 1/2 of Lot 40, of FORT LAUDERDALE INDUSTRIAL AIRPARK SECTION 2, according to the map or plat thereof, as recorded in Plat Book 63, Page 8, of the Public Records of Broward County, Florida, less the South 5 feet.

Together with appurtenant rights under Joint Use Agreement, recorded in Official Records Book 22595, at Page 204, Public Records of Broward County, Florida.

A-1

EXHIBIT A-2

DRAWING OF PREMISES

EXHIBIT B

TENANT ESTOPPEL CERTIFICATE

RE: [Description of Premises and Lease]

        The Tenant hereby certifies to Landlord, and to (“______________”), a prospective purchaser of the building in which the Premises are located, and its lender, (collectively “Buyer”), that the following information with respect to the Lease is true and correct and will be relied upon by Buyer in making its decision to purchase said building and/or associated land:

1.     The Lease is in full force and effect and has not been modified or amended except as specifically set forth in Paragraph 4 below. There are no other agreements, understandings, contracts, or commitments of any kind whatsoever with respect to the Lease or the Premises except as expressly provided in the Lease or in any amendment or supplement set forth below.

2.     The Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Tenant and asserts no claim against the Landlord under the Lease in regard to the operation or maintenance of the property of which the Premises are a part. To the best of Tenant’s knowledge and belief, there is no default by Landlord under the Lease and all commitments made to induce Tenant to enter into the Lease have been satisfied.

3.     All rent has been paid to the end of the current calendar month, which is _________, 20__, and no rent under the Lease has been paid more than one month in advance of its due date unless as modified by Paragraph No. 10 below regarding security deposits.

4.     Dates of any Lease amendments or modifications:____________________

5.     Current annual fixed minimum rental: ______________

6.     Lease termination date:________________

7.     The Lease contains no option to renew, first right of refusal, option to expand, or option to terminate, except as follows:___________________

8.     The Tenant has not assigned, transferred, or hypothecated its interest under the Lease, except as follows:_____________________

9.     Tenant is using the Premises only for those purposes specifically permitted under the Lease.

10.     Landlord is holding Tenant’s security deposit of $___________

11.     Tenant is not in default under the Lease nor is there any condition or any event which has occurred, which, with the passage of time or the giving of notice or both, would constitute a default or breach under the Lease. Tenant is current (i.e. to the extent billed by Landlord) in the payment of any taxes, utilities, common area maintenance payments, or other charges required to be paid by the undersigned, and there exists no dispute relative to any such amounts.

12.     The improvements and space required to be furnished according to the Lease have been duly delivered by Landlord and accepted by Tenant.

13.     Under the Lease the Tenant is entitled to the use of ______ parking spaces.

14.     The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

      Dated: ______________, 20__

__________________________________ By: _____________________________ Its: _____________________________